Exhibit 99.2

BROOKDALE LIVING COMMUNITIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005 AND 2004

BROOKDALE LIVING COMMUNITIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Six Months Ended June 30, 2005 and 2004

(Unaudited)

BROOKDALE LIVING COMMUNITIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except common stock amounts)

	June 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$14,699	$28,949
Cash and investments – restricted	19,567	20,528
Accounts receivable	3,007	3,457
Prepaid expenses and other, net	9,533	7,906

Total current assets	46,806	60,840

Property, plant and equipment	368,606	368,689
Accumulated depreciation	(27,238)	(25,953)

Property, plant and equipment, net	341,368	342,736

Cash and investments - restricted	9,940	8,004
Lease security deposit	20,250	20,070
Deferred costs, net	3,111	1,170
Investment in unconsolidated ventures	14,543	14,781
Goodwill	8,961	8,961
Other, net	5,670	5,988

Total assets	$450,649	$462,550

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$2,489	$1,557
Accrued interest payable	1,865	3,470
Accrued real estate taxes	7,203	6,056
Accrued insurance and benefits payable	10,422	8,446
Trade accounts payable	3,590	3,267
Accrued lease payable	6,244	6,061
Other accrued expenses	11,265	14,403
Tenant refundable entrance fees and security deposits	14,933	14,495
Other	2,015	3,867

Total current liabilities	60,026	61,622

Long-term debt, less current portion	226,627	215,008
Deferred gains	113,248	117,116
Deferred lease liability	17,385	9,147
Other	7,029	19,790

Total liabilities	424,315	422,683

Minority interests	36	36

Stockholders’ Equity:
Common stock, $.01 par value, 10,000 shares authorized; 1,000 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	61,244	61,244
Accumulated deficit	(29,756)	(21,413)
Accumulated other comprehensive loss	(5,190)	—

Total stockholders’ equity	26,298	39,831

Total liabilities and stockholders’ equity	$450,649	$462,550

See accompanying notes to consolidated financial statements.

BROOKDALE LIVING COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue
Resident fees	$71,509	$67,027	$142,433	$124,512
Management fees	1,696	582	2,567	1,632

Total revenue	73,205	67,609	145,000	126,144

Expenses
Facility operating	41,701	40,241	83,778	75,893
General and administrative	4,368	3,794	8,723	7,466
Facility lease expense	24,243	5,888	48,009	9,069
Depreciation and amortization	3,351	11,322	6,599	22,694

Total operating expenses	73,663	61,245	147,109	115,122

Income (loss) from operations	(458)	6,364	(2,109)	11,022
Interest income	297	74	659	298
Interest expense:
Debt	(4,866)	(11,683)	(10,057)	(23,965)
Change in fair value of derivatives	—	7,951	4,062	5,119
Loss on extinguishment of debt	—	—	(453)	—
Equity in loss of unconsolidated, ventures, net of minority interest $(-), $(6), and $(-) and $(6), respectively	(258)	(97)	(445)	(470)

Income (loss) before income taxes	(5,285)	2,609	(8,343)	(7,996)
Provision for income taxes	—	3,950	—	2,635

Net loss	$(5,285)	$(1,341)	$(8,343)	$(10,631)

See accompanying notes to consolidated financial statements.

BROOKDALE LIVING COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2005 and 2004

(In thousands, unaudited)

	2005	2004
Cash Flows from Operating Activities
Net loss	$(8,343)	$(10,631)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,599	22,694
Equity in loss of unconsolidated ventures	445	470
Amortization of deferred gain	(3,868)	(270)
Deferred income taxes provision	—	2,635
Loss on extinguishment of debt	453	—
Change in fair value of derivatives	(4,062)	(5,119)
Change in deferred lease liability	8,238	(124)
Long-term debt deferred interest and subsequent fee added to principal, net of $ - and $2,342 paid in 2005 and 2004, respectively	—	126
Changes in operating assets and liabilities:
Accounts receivable	450	(502)
Prepaid expenses and other assets, net	(1,627)	(2,170)
Accrued interest payable	(1,605)	12
Accrued real estate taxes	1,147	1,386
Accounts payable and accrued expenses	(656)	2,501
Tenant refundable entrance fees and security deposits	438	1,389
Other	(2,035)	161

Net cash (used in) provided by operating activities	(4,426)	12,558

Cash Flows from Investing Activities
Acquisition of leased facility	—	265
Increase in lease security deposits	(180)	—
(Increase) decrease in cash and investments-restricted	(975)	15,934
Additions to property, plant and equipment, net of related payables	(4,321)	(4,047)
Distribution from unconsolidated venture	—	3,819
Proceeds from sale of partnerships, net of minority interests	—	9,228

Net cash (used in) provided by investing activities	(5,476)	25,199

Cash Flows from Financing Activities
Proceeds from debt	192,000	7,016
Repayment of debt	(179,449)	(37,235)
Payment of swap termination	(14,065)	—
Proceeds from unsecured lines of credit	—	60,800
Repayment of unsecured lines of credit	—	(67,700)
Payment of financing costs	(2,834)	(1,169)

Net cash used in financing activities	(4,348)	(38,288)

Net decrease in cash and cash equivalents	(14,250)	(531)
Cash and cash equivalents at beginning of period	28,949	2,651

Cash and cash equivalents at end of period	$14,699	$2,120

See accompanying notes to consolidated financial statements.

BROOKDALE LIVING COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS-(Continued)

(In thousands, unaudited)

	2005	2004
Supplemental Disclosure of Cash Flow Information:

Interest paid	$11,662	$23,827

Income taxes paid	$77	$61

Supplemental Schedule of Noncash Operating, Investing and Financing Activities:

In connection with net operating lease transactions:

Accounts receivable assumed	$—	$47
Prepaid expenses and other assumed	—	22
Cash and investments-restricted assumed	—	1,300
Deferred costs paid by lessor	—	112
Accrued real estate taxes assumed	—	(454)
Trade payable assumed	—	(117)
Tenant refundable entrance fees and security deposits assumed	—	(1,036)
Other current liabilities assumed	—	(139)

Net cash received for working capital	$—	$(265)

Write-off of fully amortized intangible asset	$4,404	$—

Write-off of deferred costs	$453	$—

See accompanying notes to consolidated financial statements.

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands except per unit amounts)

1.	Organization

Brookdale Living Communities, Inc. (the “Company”) is a wholly-owned subsidiary of Fortress Brookdale Acquisition LLC, a Delaware limited liability company (“Fortress Brookdale”), substantially all of the membership interests in which are held by Fortress Registered Investment Trust, Health Partners, a Bermuda exempted partnership, and certain of their respective affiliates. The Company operates in the senior independent and assisted living segment, which provides services to the elderly through facilities located in urban and suburban areas of major metropolitan markets.

On October 19, 2004, Fortress Brookdale sold 100% of the common stock of the Company (“Old Brookdale”) to Provident Senior Living Trust (“Provident”). Prior to the sale, Old Brookdale was renamed and certain assets and liabilities were distributed to a newly formed subsidiary of Fortress Brookdale subsequently named Brookdale Living Communities, Inc. (“New Brookdale”). For financial reporting purposes the prior and continuing operations are New Brookdale.

The consolidated financial statements of the Company include the properties owned or leased by the Company. As of June 30, 2005, the Company owned or leased 51 properties (9,912 units) and managed, or served as management consultant, with respect to 30 properties (7,188 units) for third party and affiliated owners. See attached Schedule of Facilities.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information (“GAAP”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for such interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

Reference is hereby made to the Company’s consolidated financial statements as of December 31, 2004 for complete financial statements and notes. All significant intercompany balances and transactions have been eliminated.

Principles of Consolidation

In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (“FIN 46R”). This Interpretation addresses the consolidation by business enterprises of primary beneficiaries in variable interest entities (“VIE”) as defined in the Interpretation.

The Company developed and managed five facilities for third party entities in which the Company has guaranteed certain debt obligations and has the right to purchase or lease the facilities (as defined). The Company has evaluated its relationship with the entities pursuant to FIN 46R and determined they are VIE’s of which the Company is the primary beneficiary. The Company elected to adopt FIN 46R as of December 31, 2003 and accordingly, consolidated the entities as of December 31, 2003. The consolidated assets and liabilities of the entities primarily consist of property, plant and equipment and related debt.

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

The following are the development facilities:

Facilities	Total Units
The Meadows of Glen Ellyn	234
The Heritage of Raleigh	219
The Hallmark, Battery Park City	217
Trillium Place	216
The Hallmark of Creve Coeur	218

1,104

On March 1, 2005, the Company obtained legal title to four of the VIE’s (The Meadows of Glen Ellyn, The Heritage of Raleigh, Trillium Place and The Hallmark of Creve Coeur facilities). As these four VIE’s were previously consolidated pursuant to FIN 46R, the legal acquisition of the facilities had minimal accounting impact. At June 30, 2005, The Hallmark, Battery Park City continues to be consolidated pursuant to FIN 46R.

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect amounts reported and disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents.

Resident Fee Revenue

Resident fee revenue is recorded when services are rendered and consists of fees for basic housing, support services and fees associated with additional services such as personalized health and assisted living care. Residency agreements are generally for a term of one year.

Management Fee Revenue

Management fee revenue is recorded as services are provided to the owners of the facilities. Revenues are determined by an agreed upon percentage of gross revenues (as defined).

Cash and Investments - Restricted

Non-current cash and investments - restricted consist principally of deposits required by certain lenders and lessors pursuant to the applicable agreement.

Investment in Unconsolidated Ventures

The equity method of accounting has been applied in the accompanying financial statements with respect to the Company’s investment in unconsolidated ventures that are not considered VIE’s as the Company does not possess a controlling financial interest in the ventures (note 3).

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

Income Taxes

Income taxes are accounted for under the asset and liability approach, which requires recognition of deferred tax assets and liabilities for the differences between the financial reporting and tax bases of assets and liabilities. A valuation allowance reduces deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Renovations and improvements, which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life, or if the renovations or improvements are made with respect to facilities subject to an operating lease, over the shorter of the estimated useful life of the renovations or improvements, or the term of the operating lease.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets and Long-Lived Assets to Be Disposed, the Company will record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets during the expected hold period are less than the carrying amounts of those assets. Impairment losses will be measured as the difference between carrying value and fair value of assets.

The Company allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions SFAS No. 141 Business Combinations. In making estimates of the fair values of the tangible and intangible assets for purposes of allocating purchase price, the Company considers information obtained about each property as a result of its pre-acquisition due diligence, marketing, leasing activities and independent appraisals.

The Company allocates a portion of the purchase price to the value of leases acquired based on the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors management considers in its analysis include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes estimates of lost rentals during the lease-up period and estimated costs to execute similar leases. The value of in-place leases is amortized to expense over the remaining initial term of the respective leases.

Depreciation is provided on a straight-line basis over the estimated useful lives of assets, which are as follows:

Asset Category	Estimated Useful Life
Buildings and improvements	40 years
Leasehold improvements	1 - 18 years
Furniture and equipment	3 - 7 years
Lease intangibles	1 year

Deferred Costs

Deferred financing and lease costs are recorded at cost and amortized on a straight-line basis, which approximates the level yield method, over the term of the related debt or lease.

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

Fair Value of Financial Instruments

Cash and cash equivalents, cash and investments-restricted and variable rate debt are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term fixed rate debt using a discounted cash flow analysis based upon the Company’s current borrowing rate for debt with similar maturities. As of June 30, 2005 and December 31, 2004, the fair value of our fixed-rate debt approximates book value.

Derivative Financial Instruments

In the normal course of business, the Company uses a variety of financial instruments to manage or hedge interest rate risk. The Company has entered into certain interest rate protection and swap agreements to effectively cap or convert floating rate debt to a fixed rate basis, fixed rate debt to a floating rate basis, as well as to hedge anticipated future financing transactions. Derivative financial instruments are recognized as either an asset or liability in the consolidated balance sheet at fair value. The change in mark-to-market of the value of the derivative is recorded as an adjustment to income or other comprehensive income (loss) depending upon whether it has been designated and qualifies as part of a hedging relationship.

The Company does not enter into derivative contracts for trading or speculative purposes. Furthermore, the Company has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors.

Comprehensive Income

SFAS No. 130 “Reporting Comprehensive Income” establishes guidelines for the reporting and display of comprehensive income and it’s components in financial statements. Comprehensive income includes net income and all other non-owner changes in stockholder’s equity during a period including unrealized fair value adjustments on certain derivative instruments. Comprehensive loss for the six months ended June 30, 2005 equals $13,533.

Goodwill

Goodwill relates to Fortress Brookdale’s acquisition of the Company in 2000. This cost is not amortized and the Company performs an annual impairment test in accordance with SFAS No. 142 Goodwill and Other Intangible Assets. The Company will record impairment losses on the excess of cost over net assets acquired when events and circumstances indicate that the asset might be impaired. Impairment losses are measured as the difference between carrying value and fair value of the Company’s net assets.

Facility Leases

The Company, as lessee, makes a determination with respect to each of the facility leases whether they should be accounted for as operating leases or capital leases. The Company bases its classification criteria on estimates regarding the fair value of the leased facility, minimum lease payments, the Company’s effective cost of funds, the economic life of the facility and certain other terms in the lease agreements. The initial lease terms vary from 15 to 20 years. Certain of the leases provide for renewal and purchase options and have graduated lease payments which the Company recognizes on a straight-line basis over the term of the leases.

A summary of lease expense and the impact of straight-line adjustments and amortization of deferred gain are as follows:

	Three months ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash basis payment	$22,168	$6,085	$43,639	$9,463
Straight-line expense (income)	4,006	(62)	8,238	(124)
Amortization of deferred gain	(1,931)	(135)	(3,868)	(270)

Facility lease expense	$24,243	$5,888	$48,009	$9,069

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the Company’s consolidated financial position or results of operations.

3.	Investment in Unconsolidated Ventures

GFB-AS Investors, LLC

As of June 30, 2005 and 2004, the Company has management consulting and supervisory agreements with three and 19 properties, respectively, of the GC Property Partnerships providing for a fee of 2.8% of the gross revenues generated by the respective GC Property Partnership. Management fees from the GC Property Partnerships totaled $210 and $597 for the six months ended June 30, 2005 and 2004, respectively.

During the quarter ended March 31, 2004, the limited partnerships that owned 14 GC Facilities in which GFB had general and limited partnership interests, sold the facilities to Ventas, Inc. Upon the sale of the 14 GC Facilities and one additional GC Facility, the Company received approximately $9,228 in relation to its investment in loans receivable and $3,989 in relation to its general and limited partnership interests in the various partnerships. The Company did not recognize any gain or loss related to these transactions.

Brookdale Senior Housing, LLC

On September 30, 2003, the Company formed Brookdale Senior Housing, LLC joint venture (“Venture”) with a third party and effectively sold 75% of its interest in the Southfield and Mt. Lebanon facilities. The Venture owns the Southfield and Mt. Lebanon facilities and provided mezzanine financing for the Austin facility. The Venture was capitalized with $66,328 of cash of which $144 was contributed by the Company and the balance of $66,184 from the Venture partner in the form of $35,829 of equity and $30,355 first mortgage financing. The first mortgage loans are secured by the Southfield and Mt. Lebanon facilities payable interest only at the rate of 6.75% through September 30, 2008 and 7.25% through maturity on October 1, 2009. The difference between the carrying amount of this investment and the value of the underlying equity is depreciated as an adjustment to income from unconsolidated joint ventures.

The Venture made a $12,739 mezzanine loan to the Austin facility. Terms of the mezzanine loan require the Austin facility to pay interest at the rate of all available cash flow, as defined, and entitle the Venture to receive all appreciation in the facility. In addition, the venture partner made a first mortgage loan of $16,422 secured by the Austin facility and on the same terms as the Southfield and Mt. Lebanon first mortgage loans (note 4).

Terms of the Venture agreement provide that all operating cash flow is distributed to the venture partner until they receive a 16% cumulative preferred return and then 60% to the venture partner and 40% to the Company. Sale or refinancing proceeds are to be distributed first to the venture partner until they receive their cumulative preferred return; second to the venture partner until they receive the return of their contributed equity; and then 60% to the venture partner and 40% to the Company. Additional capital contributions, if any, are to be contributed 75% by the venture partner and 25% by the Company.

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

The Company manages the properties for a fee equal to 5% of gross revenues (as defined). Under certain limited circumstances the venture partner has the right to terminate the management agreement.

Combined summarized financial information for the three and six months ended June 30, 2005 and 2004 of the unconsolidated joint ventures accounted for using the equity method is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Statement of Operations Data:
Total revenue	$2,731	$2,653	$5,512	$5,211

Expenses:
Facility operating	2,174	2,076	4,374	4,182
Depreciation and amortization	406	604	811	1,205
Interest expense	511	510	1,016	1,019
Interest income	(615)	(464)	(1,166)	(879)

Total expenses	2,476	2,726	5,035	5,527

Net income (loss)	$255	$(73)	$477	$(316)

	June 30, 2005	December 31, 2004
Balance Sheet Data:
Cash and cash equivalents	$868	$1,017
Notes receivable	12,739	12,739
Property, plant and equipment, net	50,031	50,777
Other	1,148	967

Total assets	$64,786	$65,500

Liabilities – accounts payable and accrued expenses	$1,606	$1,467
Long-term debt	30,355	30,355
Members’ equity	32,825	33,678

Total liabilities and members’ equity	$64,786	$65,500

Members’ equity consists of:
Invested capital	$35,973	$35,973
Cumulative earnings (deficit)	238	(239)
Cumulative distributions	(3,386)	(2,056)

Members’ equity	$32,825	$33,678

4.	Debt

Line of Credit Agreement

At June 30, 2005 and December 31, 2004, the Company had available unsecured lines of credit of $18,600 ($8,600 is only available for certain letters of credit) of which there were no borrowings and $7,419 and $7,230 of outstanding letters of credit, respectively. Borrowings under the line of credit accrue interest at the prime rate plus 1.00% (prime rate 6.25% and 5.25% at June 30, 2005 and December 31, 2004, respectively). The Company must pay a quarterly fee of 1/8% per annum on the unused amounts under the lines of credit during the quarter. Pursuant to the terms of the credit agreement, the Company must maintain certain debt service coverage ratios. The line of credit matures on May 31, 2006.

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

As of June 30, 2005 and December 31, 2004, the Company has additional outstanding letters of credit totaling $3,292 with a second financial institution to secure the Company’s obligations for its self-insured retention risk under its various insurance policies.

Long-term Debt

Long-term debt consists of the following:

	June 30, 2005	December 31, 2004
Mortgage notes payable secured by two facilities bearing interest at a weighted average interest rate of 6.42% maturity dates from March 2008 and October 2009	$24,377	$24,578

$150,000 Series A and $32,000 B notes payable, secured by development properties, bearing interest at a weighted average of LIBOR plus 3.50% respectively, payable in monthly installments of interest only, with a maturity date of April 1, 2008 and 50% guaranteed by the Company (a)	182,000	179,248

Loan payable interest only monthly at prime plus 1% (6.25% at June 30, 2005) and principal payable quarterly of $500 commencing July 1, 2005 and maturing March 31, 2007	10,000	—

Mezzanine loan payable to Brookdale Senior Housing, LLC joint venture with respect to The Heritage at Gaines Ranch facility, payable to the extent of all available cash flow (as defined)	12,739	12,739

Total debt	229,116	216,565

Less current portion	2,489	1,557

Total long-term debt	$226,627	$215,008

(a)	Annually the Series A and B notes payable can be resized, as defined, to convert the Series B note to a Series A note. On the first anniversary date Series A interest rate is LIBOR plus 3.10% and Series B is LIBOR plus 6.60% increasing 1.00% annually thereafter. The notes can also be extended for two one- year terms based on meeting certain covenants and payment of a 0.25% extension fee. In connection with the Provident transaction the Company posted $4,000 in an interest bearing account as collateral for one construction loan maturing March 2005. Upon completion of the refinancing the collateral was released.

5.	Derivative Financial Instruments

The Company recorded the following interest rate swap and forward-starting interest rate swaps when it consolidated the developmental properties in accordance with FIN 46R on December 31, 2003.

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

Terminated Forward Interest Rate Swaps

The Company had four 10-year forward interest rate swaps to fix $97,300 of future mortgage debt at 7.03% - 7.325% with a maturity date of August 2012 to March 2013. The terms of the forward interest rate swaps require the Company to pay a fixed-interest rate to the counterparties and to receive 90 day LIBOR from the counterparties. The forward interest rate swaps are included in other long-term liabilities at December 31, 2004. Included in cash and investments-restricted at December 31, 2004 were deposits of $8,004 to collateralize the Company’s forward interest rate swap obligations.

On March 30, 2005, the Company terminated the forward interest rate swaps in exchange for a payment to the counterparty of $15,807, including accrued interest of $1,742, which was funded by a $10,000 loan (note 4) and cash on deposit with the counterparty. For the six months ended June 30, 2005, the fair value of the interest rate and forward interest rate swaps liability decreased by $4,062 which is recorded as an adjustment to interest expense in the accompanying consolidated statements of operations.

Interest Rate Swaps

The Company had one interest rate swap agreement that converts $37,320 of its floating-rate construction debt to a fixed-rate basis of 5.19% through maturity on April 1, 2005. This interest rate swap agreement was designated as a fair value hedge. The market value of the fair value hedge at December 31, 2004 was a liability of $246, which is included in other current liabilities.

During March 2005, the Company entered into interest rate swaps in the notional amount of $182,000 to hedge a potion of its floating rate debt under which it pays an average fixed rate of 4.64% and receive 30 day LIBOR from the counterparty. The interest rate swaps are comprised of $145,000 seven-year swap at an average fixed rate of 4.71% and $37,000 three-year swap at a fixed rate of 4.40%. The Company posted $2,250 as collateral and is required to post additional collateral based on changes in the fair value of the swaps ($5,190 at June 30, 2005). The swaps are treated as cash flow hedges with unrealized gains or losses recorded as the comprehensive income. The Company is exposed to credit loss in the event of non-performance by the counterparty to an interest rate swap agreement however; it does not anticipate non-performance by the counterparty.

6.	Income Taxes

Income taxes were a provision of $0 for the three and six months ended June 30, 2005, compared to a provision of $3,950 and $2,635 for the three and six months ended June 30, 2004. The provision for income taxes is composed of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Federal:
Current	$—	$—	$—	$—
Deferred	—	3,399	—	2,176

	—	3,399	—	2,176

State:
Current	—	113	—	61
Deferred	—	438	—	398

	—	551	—	459

Total	$—	$3,950	$—	$2,635

BROOKDALE LIVING COMMUNITIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Unaudited, In thousands, except per unit amounts)

A reconciliation of the provision for income taxes to the amount computed at the U.S. federal statutory rate of 34% for 2005 and 2004 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Tax (benefit) provision at U.S. statutory rate	$(1,797)	$887	$(2,837)	$(2,719)
Variable interest entities (VIE’s)	284	2,446	1,621	4,909
Valuation allowance	2,068	—	1,709	—
State taxes, net of federal income taxes	(471)	614	(436)	418
Other, net	(84)	3	(57)	27

Total	$—	$3,950	$—	$2,635

As disclosed in Note 2, the Company adopted FIN 46R as of December 31, 2003 and consolidated the VIE’s for financial reporting purposes. For Federal and state income tax purposes, prior to the purchase of four of the VIE’s on March 1, 2005, the Company was not the legal owner of the entities, and accordingly, is not entitled to receive tax benefits generated from the losses associated with these VIE’s.

At December 31, 2004 the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $21,053 and $26,773, respectively, which are available to offset future taxable income, if any, through 2024. The Company has recorded a valuation allowance due to uncertainties regarding the Company’s ability to utilize these losses in the future.

7.	Management Agreements

On April 6 and 14, 2005, the Company entered into agreements with affiliates of Fortress Brookdale to manage eight continuing care retirement communities (3,238 units) for a fee of 4-6% of gross revenues and 3% of net entrance fees. Two facilities (422 units) are held for sale, one of which was sold July 1, 2005. The Company was retained as the facility manager.

On June 21, 2005 and July 22, 2005, the Company entered into agreements with affiliates of Fortress Brookdale to manage eight and one facilities, respectively, (1,261 units) for a fee of 4-6% of gross revenues.

8.	Contingencies

The Company is involved in various lawsuits and is subject to various claims arising in the normal course of business. In the opinion of management, although the outcomes of these suits and claims are uncertain, in the aggregate, they should not have a material adverse effect on the Company’s business, financial condition and results of operations.

9.	Subsequent Event

On August 10, 2005, Brookdale Senior Living Inc., an affiliate of Fortress Investment Holdings (“FIH”), filed a registration statement on Form S-1 (No. 333-127372) with the Securities and Exchange Commission to register an initial public offering up to $200,000 of its common stock, par value $.01 (“IPO”). Brookdale Senior Living Inc. is a holding company formed in June 2005, for the purposes of combining, through a series of mergers, the Company and Alterra Healthcare Company (“Alterra”), affiliates of FIH are the majority shareholder of both the Company and Alterra. In addition, affiliates of FIH are expected to contribute the facilities managed by Fortress Brookdale to Brookdale Senior Living Inc. (see note 7). The combination transaction has not been completed and there can be no assurance that the IPO or the combination transaction will be completed or on the terms described in the filing.

BROOKDALE LIVING COMMUNITIES, INC.

SCHEDULE OF FACILITIES

June 30, 2005

(Unaudited)

Owned Facilities:	Date Owned, Leased, Managed or Opened	Location, State (7)	Units
Westbury Care Center	January 1, 2001	Lisle, IL	82
The Heritage at Gaines Ranch	August, 1999	Austin, TX	208
The Heritage of Southfield (2)	August 1, 1999	Southfield, MI	217
The Devonshire of Mt. Lebanon (2)	April 1, 2001	Mt. Lebanon (Pittsburgh), PA	218
The Meadows of Glen Ellyn (6)	March 1, 2000	Glen Ellyn, IL	234
The Heritage of Raleigh (6)	October 1, 2000	Raleigh, NC	219
The Hallmark, Battery Park City (3)	October 1, 2000	New York (Battery Park), NY	217
Trillium Place (6)	January, 2002	Columbus, OH	216
The Hallmark of Creve Coeur (6)	July 1, 2002	Creve Coeur (St. Louis), MO	218

		Subtotal 9 owned facilities	1,829

Leased Facilities:
Chambrel at Club Hill	May 1, 2002	Garland, TX	260
Chambrel at Island Lake	May 1, 2002	Longwood, FL	269
Chambrel at Montrose	May 1, 2002	Akron, OH	169
Chambrel at Pinecastle	May 1, 2002	Ocala, FL	161
Chambrel at Roswell	May 1, 2002	Roswell, GA	280
Chambrel at Williamsburg	May 1, 2002	Williamsburg, VA	255
The Grand Court Adrian (4)	February 1, 2001	Adrian, MI	103
The Grand Court Albuquerque (4)	February 1, 2001	Albuquerque, NM	200
The Grand Court Bristol (4)	February 1, 2001	Bristol, VA	98
The Grand Court Farmington Hills (4)	February 1, 2001	Farmington Hills, MI	164
The Grand Court Fort Myers (4)	February 1, 2001	Fort Myers, FL	185
The Grand Court Kansas City I (4)	February 1, 2001	Kansas City, MO	173
The Grand Court Overland Park (4)	February 1, 2001	Overland Park, KS	276
The Grand Court Belleville (4)	April 1, 2002	Belleville, IL	76
The Grand Court Dayton (4)	April 1, 2002	Dayton, OH	185
The Grand Court Findlay (4)	April 1, 2002	Findlay, OH	73
The Grand Court Las Vegas (4)	April 1, 2002	Las Vegas, NV	152
The Grand Court Lubbock (4)	April 1, 2002	Lubbock, TX	138
The Grand Court Springfield (4)	April 1, 2002	Springfield, OH	77
The Grand Court Tavares (4)	April 1, 2002	Tavares, FL	94
The Seasons at Glenview Place	May 13, 2004	Glenview, IL	221
The Heritage (5)	May 7, 1997	Des Plaines, IL	255
The Devonshire (5)	May 7, 1997	Lisle, IL	321
Hawthorn Lakes (5)	May 7, 1997	Vernon Hills, IL	201
Edina Park Plaza (5)	May 7, 1997	Edina, MN	209
The Willows (5)	July 1, 1999	Vernon Hills, IL	50
Woodside Terrace (1) (5)	December 22, 1998	Redwood City, CA	270
The Gables at Farmington (1) (5)	November 24, 1997	Farmington, CT	173
Kenwood of Lake View (1) (5)	March 6, 1998	Chicago, IL	263
The Atrium (1) (5)	May 12, 1998	San Jose, CA	291
Chatfield (1) (5)	July 2, 1998	West Hartford, CT	119
Berkshire of Castleton (1) (5)	September 14, 1999	Indianapolis, IN	143
Brookdale Place (1) (5)	January 26, 2001	San Marcos, CA	209
The Hallmark (1) (5)	May 7, 1997	Chicago, IL	341
The Springs of East Mesa (1) (5)	May 7, 1997	Mesa, AZ	185
The Gables at Brighton (1) (5)	May 7, 1997	Rochester, NY	102
Park Place (1) (5)	May 7, 1997	Spokane, WA	208
The Classic at West Palm Beach (1) (5)	December 18, 1997	West Palm Beach, FL	301
Brendenwood (1) (5)	December 22, 1997	Voorhees, NJ	145
Ponce de Leon (1) (5)	October 21, 1998	Santa Fe, NM	144
River Bay Club (1) (5)	January 19, 1999	Quincy, MA	282
Devonshire of Hoffman Estates (1) (5)	December 22, 1999	Hoffman Estates, IL	262

		Subtotal 42 leased facilities	8,083

		Subtotal 51 owned/ leased	9,912

BROOKDALE LIVING COMMUNITIES, INC.

SCHEDULE OF FACILITIES

June 30, 2005

(Unaudited)

Property Name Managed Facilities:	Date Owned, Leased, Managed or Opened	Location, State (6)	Units
The Grand Court Novi	February 1, 2001	Novi, MI	113
The Grand Court Phoenix	February 1, 2001	Phoenix, AZ	136
The Grand Court Tampa	February 1, 2001	Tampa, FL	163
The Preserve at Palm-Aire	July 1, 2003	Pompano Beach, FL	299
Huntington Commons	December 1, 2003	Kennebunk, ME	180
Town Village Arlington	August 1, 2004	Arlington, TX	216
Town Village Birmingham	August 1, 2004	Birmingham, AL	222
Town Village Dallas	August 1, 2004	Dallas, TX	276
Town Village Fort Worth	August 1, 2004	Fort Worth, TX	213
Town Village Leawood	August 1, 2004	Leawood, KS	209
Town Village Memphis	August 1, 2004	Memphis, TN	176
Town Village Oklahoma City	August 1, 2004	Oklahoma City, OK	183
Town Village Sterling Heights	August 1, 2004	Sterling Heights, MI	222
Town Village Tulsa	August 1, 2004	Tulsa, OK	198
Cypress Village (8)	April 6, 2005	Jacksonville, FL	815
Foxwood Springs (8)	April 6, 2005	Raymore, MO	557
Patriot Heights (8)	April 6, 2005	San Antonio, TX	232
Ramsey Home (8)	April 6, 2005	Des Moines, IA	139
Robin Run (8)	April 6, 2005	Indianapolis, IN	511
Village at Skyline (8)	April 6, 2005	Colorado Springs, CO	562
Kansas Christian Home	April 6, 2005	Newton, KS	189
(Formerly Heatherwood Village) (8) (10)
Heritage Crossing (8) (11)	April 14, 2005	Edmond, OK	233
Inn at the Park (9)	June 21, 2005	Irvine, CA	139
Nohl Ranch (9)	June 21, 2005	Anaheim, CA	127
Mirage Inn (9)	June 21, 2005	Rancho Mirage, CA	127
Pacific Inn (9)	June 21, 2005	Torrance, CA	134
Gables (9)	June 21, 2005	Monrovia, CA	64
Lexington (9)	June 21, 2005	Ventura, CA	120
Oak Tree Villa (9)	June 21, 2005	Scotts Valley, CA	189
Lodge at Paulin Creek (9)	June 21, 2005	Santa Rosa, CA	251
Ocean House (10)	July 22, 2005	Santa Monica, CA	117

		Subtotal 31 managed facilities	7,305

		Total 82 operating facilities	17,217

(1)	These facilities were previously leased or managed until purchased by the Company in 2003.
(2)	These facilities are owned in a joint venture.
(3)	Consolidated pursuant to Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities” at June 30, 2005.
(4)	These facilities were previously managed until leased by the Company in 2004.
(5)	These facilities were previously owned and are now leased by the Company pursuant to a sale leaseback completed in 2004.
(6)	Previously consolidated pursuant to Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities” and are currently owned at June 30, 2005.
(7)	As of June 30, 2005 the Company operates in 28 states.
(8)	During April 2005 the Company entered into management agreements with affiliates of Fortress Investment Group to manage eight facilities.
(9)	During June and July 2005 the Company entered into management agreements with affiliates of Fortress Investment Group to manage nine facilities.
(10)	On July 1, 2005, an affiliate of Fortress Investment Holdings sold Kansas Christian Home to a third party and the Company entered into an agreement to manage the facility with the third party.
(11)	An affiliate, Fortress Investment Holdings entered into a contract to sell Heritage Crossing. The sale is expected to close in the third quarter 2005.